Exhibit 99.1

Spire Global Announces Fourth Quarter and Full Year 2022 Results

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Record quarterly revenue of $22.4M; 49% year-over-year (YOY) increase
●
Quarterly net cash used in operating activities of $5.1M; 72% YOY improvement
●
Free cash flow1 used in the quarter of $8.1M; 66% YOY improvement
●
Improved full year 2022 ARR net retention rate to 117%
●
Strong 2023 outlook which improves on 2022 results

VIENNA, VA (March 8, 2023) – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”) a leading provider of space-based data, analytics and space services, today announced results for its quarter and fiscal year ended December 31, 2022. The company will hold a webcast at 5:00 pm ET today to discuss the results.

“As Spire completed its tenth year, we’re incredibly proud of the growth that we’ve experienced. Achieving nearly $100 million of ARR is an important milestone, yet we’re even more encouraged by the opportunities that are in front of us,” said Peter Platzer, Spire’s CEO. “With a total addressable market approaching $100 billion across our maritime, aviation, weather, and space services solutions, a subscription-based business model, and a focus towards profitability, we remain committed to driving the business growth towards near-term profitability and providing actionable insights to make the world a more sustainable, prosperous, and equitable place.”

“Spire had a great year as we captured top line growth from new and existing customers, improved margins with scale and leverage, significantly lowered the net cash burn quarter over quarter and improved the balance sheet with additional cash sources,” said Thomas Krywe, Spire’s CFO. “Our 2023 guidance reflects another year of focus and dedication to growing the business while taking further steps towards our path to profitability and being free cash flow positive in 12 to 18 months.”

Fourth Quarter and Full Year 2022 Highlights

Financial:

●
Fourth quarter 2022 revenue increased 49% year-over-year to a record $22.4 million. This was driven by new customer additions as well as increased adoption by existing customers.
●
As of December 31, 2022, annual recurring revenue (ARR) was $99.4 million, an increase of 41% year-over-year.

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

●
ARR net retention rate for full fiscal year 2022 was 117%, up from 110% for the full fiscal year 2021, indicating the continued success of our land and expand strategy.
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Fourth quarter GAAP operating loss1 was $16.3 million, an improvement of $7.7 million year-over-year, and non-GAAP operating loss was $10.2 million as we continued to execute on our path to profitability.
●
Net cash used in operating activities in the fourth quarter was $5.1 million, a 72% year-over-year improvement, and free cash flow1 used in the quarter was $8.1M, a 66% year-over-year improvement. Improvements were driven by continued top line growth and our leveraged business model.

Business:

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Spire unveiled a dark shipping detection solution to track vessels that manipulate their reported position in order to conceal nefarious activities. With the current state of global affairs, governments have started to pay closer attention to maritime domain awareness. There are approximately 60 countries with more than 1,000 km of coastline. Spire’s near real-time, global geolocation position validation service can uncover suspicious activity and pinpoint a vessel without the need for an approximate location. The applications are critical to governments, intelligence and security agencies, and nonprofit organizations’ efforts to identify and locate vessels.
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Spire unveiled a next generation 16U satellite bus that offers the capabilities of a larger satellite, with up to double the payload capacity of conventional 16Us, while offering all the benefits of a nanosatellite. Increasingly customers’ missions require buses that offer the performance of a larger satellite with the agility of a nanosatellite. The satellite bus is tailored for customers with missions that require larger payloads and more power, volume, and data capabilities than a conventional 16U, such as Earth observation and space domain awareness missions.
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Spire was awarded a contract by the Defense Advanced Research Projects Agency (DARPA) to deliver a preliminary design for a satellite that would carry an array of sensors to very low Earth orbit (VLEO) for in-situ ionosphere measurements. The award is part of a DARPA’s program, which aims to use sensors on satellites to provide new insights into high-frequency (HF) radio wave propagation in the ionosphere, the area spanning the upper edges of the Earth’s atmosphere to the lower regions of space.

________________________

1 Non-GAAP Financial Measure, please see section titled Non-GAAP Financial Measures for the definition of such measures and the reconciliation tables at the end of this release for reconciliation to the most directly comparable GAAP measure.

Financial Outlook

Spire is providing guidance for the first quarter and the full year ending December 31, 2023.

The non-U.S. generally accepted accounting principles (“GAAP”) operating loss, adjusted EBITDA and non-GAAP loss per share included in the table above are non-GAAP measures. Please see the section titled “Non-GAAP Financial Measures” for the definition of such measures. Spire has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables included in this press release for its fourth quarter and full year 2021 and 2022 results, as well as its outlook for such measures for first quarter and full year 2023.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including free cash flow, non-GAAP gross profit, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative expenses, non-GAAP operating loss, EBITDA, Adjusted EBITDA, non-GAAP net loss, and non-GAAP net loss per share. Spire’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating its ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Spire excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to Spire’s. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in Spire’s financial statements. Investors should note that the excluded items may have had, and may in the future have, a material impact on our reported financial results. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Spire’s financial information in its entirety and not rely on a single financial measure.

Spire adjusts the following items from one or more of its non-GAAP financial measures:

Loss on satellite deorbit, launch failure and decommissioning. Spire excludes loss on satellite deorbit, launch failure and decommissioning because if there was no loss, the expense would be accounted for as depreciation and would also be excluded as part of its EBITDA calculation.

Change in fair value of warrant liabilities and contingent earnout liability. Spire excludes these items as they do not reflect the underlying cash flows or operational results of the business.

Other income (expense), net. Spire excludes other income (expense), net because it includes one-time and other items that do not reflect the underlying operational results of the business.

Stock-based compensation. Spire excludes stock-based compensation expenses primarily because they are non-cash expenses that it excludes from its internal management reporting processes. Spire also finds it useful to exclude these expenses when management assesses the appropriate level of various operating expenses and resource allocations when budgeting, planning, and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Stock Compensation, Spire believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between its recurring core business operating results and those of other companies.

Amortization of purchased intangibles. Spire incurs amortization expense for purchased intangible assets in connection with acquisitions of certain businesses and technologies. Amortization of intangible assets is a non-cash expense and is inconsistent in amount and frequency because it is significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. Because these costs have already been incurred and cannot be recovered, and are non-cash expenses, Spire excludes these expenses for its internal management reporting processes. Spire's management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods.

Other acquisition accounting amortization. Spire incurs amortization expense for purchased data rights in connection with the acquisition of exactEarth and certain technologies. Amortization of this asset is a non-cash expense that can be significantly affected by the inherent subjective nature of the assigned value and useful life. Because this cost has already been incurred and cannot be recovered, and is a non-cash expense, Spire excludes this expense for its internal management reporting processes. Spire's management also finds it useful to exclude this charge when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods.

Mergers and acquisition related expenses. Spire excludes these expenses as they are transaction costs and expenses associated with the transaction that are generally one time in nature and not reflective of the underlying operational results of Spire’s business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance, and other employee costs.

Loss on extinguishment of debt. Spire excludes this as it does not reflect the underlying cash flows or operational results of the business.

Foreign exchange loss. Spire is exposed to foreign currency gains or losses on outstanding foreign currency denominated receivables and payables related to certain customer sales agreements, product costs and other operating expenses. As Spire does not actively hedge these currency exposures, changes in the underlying currency rates relative to the U.S. dollar may result in realized and unrealized foreign currency gains and losses between the time these receivables and payables arise and the time that they are settled in cash. Since such realized and unrealized foreign currency gains and losses are the result of macro-economic factors and can vary significantly from one period to the next, Spire believes that exclusion of such realized and unrealized gains and losses is useful to management and investors in evaluating the performance of its ongoing operations on a period-to-period basis.

Other unusual one-time costs. Spire excludes these as they are unusual items that do not reflect the on-going operational results of its business. Examples of these types of expenses include accounting, legal and other professional fees associated with the preparation and filing of Spire’s September 2022 Form S-3 shelf registration statement and “at-the-market” offering prospectus supplement, and the December 2022 warrant exchange.

Our additional non-GAAP measures include:

Free Cash Flow. Spire defines free cash flow as net cash used in operating activities reduced by purchases of property and equipment.

EBITDA. Spire defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense, and plus the provision for (or minus benefit from) income taxes.

Adjusted EBITDA. Spire defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, further adjusted for loss on satellite deorbit and launch failure, change in fair value of warrant liabilities, change in fair value of contingent earned liability, other

(expense) income, net, stock-based compensation, loss on extinguishment of debt, foreign exchange loss, other acquisition accounting amortization, mergers and acquisition related expenses, and other unusual one-time costs. Spire believes Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of its financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not take into account certain requirements, such as capital expenditures and related depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and Spire’s use of the term Adjusted EBITDA may vary from the use of similarly titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Other Definitions

Annual Recurring Revenue (ARR). We define ARR as our expected annualized revenue from customers that are under contracts with us at the end of the reporting period with a binding and renewable agreement for our subscription solution, or customers that are under a binding multi-year contract that can range from components of our Space Services solution to a project-based customer solution. Customers with project-based contracts are considered recurring when there is a multi-year binding agreement that has a renewable component in the contract. Customers are also considered recurring when they have multiple contracts over multiple years. Customer contracts for data trials and one-time transactions are excluded from the calculation of ARR.

ARR Customers. We define an ARR Customer as an entity that has a contract with us or through our reseller partners contracts, that is either a binding and renewable agreement for our subscription solutions, or a binding multi-year contract as of the measurement date independent of the number of solutions the entity has under contract. A single organization with separate subsidiaries, segments, or divisions may represent multiple customers, as we treat each entity that is invoiced separately as an individual customer. In cases where customers subscribe to our platform through our reseller partners, each end customer that meets the above definition is counted separately as an ARR Customer. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Customers.

ARR Solution Customers. We define an ARR Solution Customer similarly to an ARR Customer, but we count every solution the customer has with us separately. As a result, the count of ARR Solution Customers exceeds the count of ARR Customers in each year as some customers contract with us for multiple solutions. Our multiple solutions customers are those customers that are under contract for at least two of our solutions: Maritime, Aviation, Weather, and Space Services. All entities that have contracts for data trials and one-time transactions are excluded from the calculation of ARR Solution Customers.

Conference Call

Spire will webcast a conference call to discuss the results at 5:00 p.m. Eastern Time today. The webcast will be available on Spire’s Investor Relations website at https://ir.spire.com. A replay of the call will be available on the site for three months.

Safe Harbor Statement

The forward-looking statements included in this press release and in the related conference call, including for example, the quotations of management, the statements under the heading “Financial Outlook” above, the information provided in the “GAAP to Non-GAAP Reconciliations – Q1 2023 and Full Year 2023 Financial Outlook” section of the tables below, statements regarding continued growth, statements regarding Spire’s expected timing to generate positive cash flow, statements regarding increasing its ARR, statements regarding profitability, and statements regarding the benefits of its solutions to its customers and generally, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions including from an economic downturn or recession in the United States or in other countries around the world, relative growth of its ARR and revenue, the failure of the Spire and exactEarth businesses (including personnel) to be integrated successfully, the risk that revenue and adjusted EBITDA accretion or the expansion of Spire’s customer count, ARR, product offerings and solutions will not be realized or realized to the extent anticipated, the ability to maintain the listing of Spire’s securities on the New York Stock Exchange, the ability to address the market opportunity for Space-as-a-Service; the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive space data analytics industries, developments in and the duration of the COVID-19 pandemic and the resulting impact on Spire’s business and operations, and the business of its customers and partners, including the economic impact of safety measures to mitigate the impacts of COVID-19, Spire’s potential inability to manage effectively any growth it experiences, Spire’s ability or inability to develop new products and services, and other risks detailed in periodic reports Spire has filed with the Securities and Exchange Commission, including Spire’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Significant variation from the assumptions underlying Spire’s forward-looking statements could cause its actual results to vary, and the impact could be significant. All forward-looking statements in this press release are based on information available to Spire as of the date hereof. Spire undertakes no obligation, and does not intend, to update the information contained in this press release or the accompanying conference call, except as required by law.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a leading global provider of space-based data, analytics, and space services, offering access to unique datasets and powerful insights about Earth from the ultimate vantage point so that organizations can make decisions with confidence, accuracy, and speed. Spire uses one of the world’s largest multi-purpose satellite constellations to source hard to acquire, valuable data and enriches it with predictive solutions. Spire then provides this data as a subscription to organizations around the world so they can improve business operations, decrease their environmental footprint, deploy resources for growth and competitive advantage, and mitigate risk. Spire gives commercial and government organizations the competitive advantage they seek to innovate and solve some of the world’s toughest problems with insights from space. Spire has offices in San Francisco, Boulder, Washington DC, Ontario, Glasgow, Oxfordshire, Luxembourg, and Singapore. To learn more, visit www.spire.com.

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)	Year Ended December 31, 2022 (Unaudited)		Year Ended December 31, 2021 (Audited)	
Cash flows from operating activities				
Net loss	$	(89,411)	$	(38,090)
Adjustments to reconcile net loss to net cash used in operating activities:				
Depreciation and amortization		18,341		8,509
Stock-based compensation		11,491		11,634
Amortization of operating lease assets		2,344		—
Accretion on carrying value of convertible notes		—		2,103
Amortization of debt issuance costs		3,781		3,876
Change in fair value of warrant liability		(8,757)		1,600
Change in fair value of contingent earnout liability		(9,677)		(48,248)
Deferred income tax liabilities		23		497
Loss on impairment of assets and decommissioned satellites		784		91
Loss on extinguishment of debt		22,271		2,277
Other, net		(22)		—
Changes in operating assets and liabilities:		0		—
Accounts receivable, net		(4,180)		(5,010)
Contract assets		(1,364)		(1)
Other current assets		324		(6,565)
Other long-term assets		1,852		13
Accounts payable		(1,808)		2,291
Accrued wages and benefits		(923)		1,751
Contract liabilities		7,776		161
Other accrued expenses		1,012		2,917
Operating lease liabilities		(1,632)		—
Other long-term liabilities		(45)		2,208
Net cash used in operating activities		(47,820)		(57,986)
Cash flows from investing activities				
Purchases of short-term investments		(40,213)		—
Maturities of short-term investments		17,300		—
Purchase of property and equipment		(18,915)		(15,421)
Investment in intangible assets		—		(166)
Payments made in connection with business acquisition, net		—		(103,892)
Net cash used in investing activities		(41,828)		(119,479)
Cash flows from financing activities				
Proceeds from reverse recapitalization and PIPE financing		—		264,823
Payments of transaction costs related to reverse recapitalization		—		(31,806)
Proceeds from long-term debt		100,973		70,515
Payments on long-term debt		(71,512)		(29,628)
Proceeds from issuance of convertible notes payable		—		20,000
Payments on redemption of warrants		—		(19,942)
Payments of debt issuance costs		(4,516)		(4,717)
Proceeds from exercise of stock options		806		1,289
Proceeds from employee stock purchase plan		622		—
Net cash provided by financing activities		26,373		270,534
Effect of foreign currency translation on cash, cash equivalent and restricted cash		1,199		590
Net (decrease) increase in cash, cash equivalents and restricted cash		(62,076)		93,659
Cash, cash equivalents and restricted cash				
Beginning of year		109,645		15,986
End of year	$	47,569	$	109,645

GAAP to Non-GAAP Reconciliations

(In thousands, except for share and per share amounts)	Three Months End December 31, 2022 (Unaudited)		Three Months End December 31, 2021 (Unaudited)		Year Ended December 31, 2022 (Unaudited)		Year Ended December 31, 2021 (Unaudited)	
Gross profit (GAAP)	$	11,675	$	8,658	$	39,941	$	24,655
Adjustments:								
Exclude stock-based compensation		51		357		232		432
Exclude amortization of purchased intangibles		855		304		3,548		304
Exclude other acquisition accounting amortization		169		60		699		60
Exclude merger and acquisition related expenses		-		-		127		-
Gross profit (Non-GAAP)	$	12,750	$	9,379	$	44,547	$	25,451
Research and development (GAAP)		9,392		9,702		35,153		31,615
Adjustments:								
Exclude stock-based compensation		(784)		(1,016)		(3,154)		(2,859)
Exclude merger and acquisition related expenses		-		-		(277)		-
Research and development (Non-GAAP)		8,608		8,686		31,722		28,756
Sales and marketing (GAAP)		7,075		6,018		28,502		20,387
Adjustments:								
Exclude stock-based compensation		(705)		(1,029)		(2,822)		(2,307)
Exclude amortization of purchased intangibles		(506)		(269)		(2,896)		(269)
Exclude merger and acquisition related expenses		-		-		(277)		-
Sales and marketing (Non-GAAP)		5,864		4,720		22,507		17,811
General and administrative (GAAP)		10,970		16,972		44,831		40,479
Adjustments:								
Exclude stock-based compensation		(1,627)		(2,632)		(5,283)		(6,036)
Exclude merger and acquisition related expenses		-		(5,474)		(3,846)		(9,718)
Exclude other unusual one-time costs		(844)		-		(844)		(387)
General and administrative (Non-GAAP)		8,499		8,866		34,858		24,338
Loss on decommissioned satellites (GAAP)		549		-		549		-
Adjustments:								
Exclude loss on decommissioned satellites		(549)		-		(549)		-
Loss on decommissioned satellites (Non-GAAP)		-		-		-		-
Loss from operations (GAAP)	$	(16,311)	$	(24,034)	$	(69,094)	$	(67,826)
Adjustments:								
Exclude stock-based compensation		3,167		5,034		11,491		11,634
Exclude merger and acquisition related expenses		-		5,474		4,527		9,718
Exclude amortization of purchased intangibles		1,361		573		6,444		573
Exclude other acquisition accounting amortization		169		60		699		60
Exclude loss on decommissioned satellites		549		-		549		-
Exclude other unusual one-time costs		844		-		844		387
Loss from operations (Non-GAAP)	$	(10,221)	$	(12,893)	$	(44,540)	$	(45,454)
Operating Margin (GAAP)		-73%		-160%		-86%		-156%
Adjustments:								
Exclude stock-based compensation		14%		34%		14%		27%
Exclude merger and acquisition related expenses		0%		37%		6%		22%
Exclude amortization of purchased intangibles		6%		4%		8%		1%
Exclude other acquisition accounting amortization		1%		0%		1%		0%
Exclude loss on decommissioned satellites		2%		0%		1%		0%
Exclude other unusual one-time costs		4%		0%		1%		1%
Operating Margin (Non-GAAP)		-46%		-86%		-55%		-105%

(In thousands, except for share and per share amounts)	Three Months End December 31, 2022 (Unaudited)	Three Months End December 31, 2021 (Unaudited)	Year Ended December 31, 2022 (Unaudited)	Year Ended December 31, 2021 (Unaudited)
Net loss (GAAP)	$ (17,543)	$ 64,578	$ (89,411)	$ (38,090)
Adjustments:				
Exclude stock-based compensation	3,167	5,034	11,491	11,634
Exclude merger and acquisition related expenses	-	5,474	4,527	9,718
Exclude amortization of purchased intangibles	1,361	573	6,444	573
Exclude other acquisition accounting amortization	169	60	699	60
Exclude change in fair value of contingent earnout lia	(80)	(70,390)	(9,677)	(48,248)
Exclude change in fair value of warrant liabilities	2,257	(21,929)	(8,757)	1,600
Exclude gain (loss) on extinguishment of debt	-	(1,699)	22,510	3,255
Exclude other income (expense), net	(4,599)	2,745	2,912	1,766
Exclude loss on decommissioned satellites	549	-	549	-
Exclude other unusual one-time costs	844	-	844	387
Net loss (Non-GAAP)	$ (13,875)	$ (15,554)	$ (57,869)	$ (57,345)
Net loss per share (GAAP)	$ (0.12)	$ 0.41	$ (0.64)	$ (0.61)
Adjustments:				
Exclude stock-based compensation	0.02	0.04	0.08	0.19
Exclude merger and acquisition related expenses and other unusual one-time costs	0.01	0.04	0.04	0.16
Exclude amortization of purchased intangibles and other acquisition accounting amortization	0.01	-	0.05	0.01
Exclude change in fair value of warrant liabilities and change in value of contingent earnout liability	0.01	(0.67)	(0.13)	(0.75)
Exclude loss on extinguishment of debt	-	(0.01)	0.16	0.05
Exclude loss on decommissioned satellites and other (expense) income, net	(0.03)	0.02	0.03	0.03
Conversion from diluted to basic share count (weighted average)	-	0.06	-	-
Net loss per share (Non-GAAP)	$ (0.10)	$ (0.11)	(0.41)	$ (0.92)
Weighted-average shares used in computing basic net loss per share	140,577,594	135,574,466	139,879,423	62,137,434
Weighted-average shares used in computing diluted net income per share	140,577,594	156,093,671	139,879,423	62,137,434
Net loss (GAAP)	$ (17,543)	$ 64,578	$ (89,411)	$ (38,090)
Depreciation and amortization	4,285	2,894	18,341	8,509
Net Interest	3,738	3,133	13,007	11,394
Taxes	(84)	(472)	322	497
EBITDA	(9,604)	70,133	(57,741)	(17,690)
Change in fair value of contingent earnout liability	(80)	(70,390)	(9,677)	(48,248)
Change in fair value of warrant liabilities	2,257	(21,929)	(8,757)	1,600
Loss on extinguishment of debt	-	(1,699)	22,510	3,255
Stock-based compensation	3,167	5,034	11,491	11,634
Mergers and acquisition related expenses	-	5,474	4,527	9,718
Other unusual one-time costs	844	-	844	387
Other acquisition accounting amortization	169	60	699	60
Loss on decommissioned satellites	549	-	549	-
Other income (expense), net	(4,599)	2,745	2,912	1,766
Adjusted EBITDA	$ (7,297)	$ (10,572)	$ (32,643)	$ (37,518)
Net cash used in operating activities	(5,111)	(17,978)	(47,820)	(57,986)
Purchase of property and equipment	(2,969)	(6,112)	(18,915)	(15,421)
Free Cash Flow	$ (8,080)	$ (24,090)	$ (66,735)	$ (73,407)

GAAP to Non-GAAP Reconciliations – Q1 2023 and Full Year 2023 Financial Outlook

(In thousands, except for share and per share amounts)	Q1'23 Ranges			
		Low		High
Revenue	$	21,700	$	23,700
		Low		**High**
Loss from operations (GAAP)	$	(17,054)	$	(15,054)
Adjustments:				
Exclude stock-based compensation		3,215		3,215
Exclude amortization of purchased intangibles		871		871
Exclude other acquisition accounting amortization		168		168
Loss from operations (Non-GAAP)	$	(12,800)	$	(10,800)
		Low		**High**
Operating Margin (GAAP)		-79%		-64%
Adjustments:				
Exclude stock-based compensation		15%		14%
Exclude amortization of purchased intangibles		4%		3%
Exclude other acquisition accounting amortization		1%		1%
Operating Margin (Non-GAAP)		-59%		-46%
		Low		**High**
Net loss per share (GAAP)	$	(0.1)	$	(0.14)
Adjustments:				
Exclude stock-based compensation		0.02		0.02
Exclude purch intangibles and other purch acctg amortization		0.01		0.01
Net loss per share (Non-GAAP)	$	(0.12)	$	(0.11)
Weighted-average shares used in computing basic and diluted net loss per share		144,736,479		144,736,479
		Low		**High**
Net loss (GAAP)	$	(21,917)	$	(19,917)
Depreciation and amortization		4,104		4,104
Net Interest		4,505		4,505
Taxes		325		325
EBITDA	$	(12,983)	$	(10,983)
Stock-based compensation		3,215		3,215
Other acquisition accounting amortization		168		168
Adjusted EBITDA	$	(9,600)	$	(7,600)

(In thousands, except for share and per share amounts)	FY 2023 Ranges			
		Low		High
Revenue		104,000		109,000
		Low		High
Loss from operations (GAAP)	$	(53,522)	$	(48,522)
Adjustments:				
Exclude stock-based compensation		13,152		13,152
Exclude merger and acquisition related expenses		2,200		2,200
Exclude amortization of purchased intangibles		3,487		3,487
Exclude other acquisition accounting amortization		683		683
Loss from operations (Non-GAAP)	$	(34,000)	$	(29,000)
		Low		High
Operating Margin (GAAP)		-51%		-45%
Adjustments:				
Exclude stock-based compensation		13%		12%
Exclude merger and acquisition related expenses		2%		2%
Exclude amortization of purchased intangibles		3%		3%
Exclude other acquisition accounting amortization		1%		1%
Operating Margin (Non-GAAP)		-33%		-27%
		Low		High
Net loss per share (GAAP)	$	(0.49)	$	(0.46)
Adjustments:				
Exclude stock-based compensation		0.09		0.09
Exclude merger and acquisition related expenses		0.01		0.01
Exclude purch intangibles and other acq acctg amortization		0.03		0.03
Net loss per share (Non-GAAP)	$	(0.36)	$	(0.33)
Weighted-average shares used in computing basic and diluted net loss per share		148,407,692		148,407,692
		Low		High
Net loss (GAAP)	$	(72,078)	$	(67,078)
Depreciation and amortization		18,082		18,082
Net Interest		18,499		18,499
Taxes		462		462
EBITDA	$	(35,035)	$	(30,035)
Stock-based compensation		13,152		13,152
Mergers and acquisition related expenses		2,200		2,200
Other acquisition accounting amortization		683		683
Adjusted EBITDA	$	(19,000)	$	(14,000)

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Hillary Yaffe

Head of Communications

Hillary.Yaffe@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com